Exhibit 15.6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Shell Company Report of Fusion Fuel Green PLC on Form 20-F of our report dated August 12, 2020, which includes an explanatory paragraph as to Fusion Fuel Green Limited’s ability to continue as a going concern, with respect to our audit of the financial statements of Fusion Fuel Green PLC as of June 30, 2020 and for the period from April 3, 2020 (inception) through June 30, 2020 and our report dated August 12, 2020, which includes an explanatory paragraph as to Fusion Welcome – Fuel, S.A.’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Fusion Welcome Fuel, S.A. as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from July 26, 2018 (inception) to December 31, 2018, appearing in the Registration Statement on Form F-4 [File No. 333-245052] of Fusion Fuel Green PLC. We also consent to the reference to our Firm under the heading “Statement of Experts” in this Shell Company Report.

/s/ Marcum llp

Marcum llp

Houston, Texas

December 16, 2020